EXHIBIT 5.1
                          MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP

                                 405 PARK AVENUE
                          NEW YORK, NEW YORK 10022-2605
                                  212 838 1177
                                FAX 212 838 9190

                                February 5, 2003
AdStar, Inc.
4553 Glencoe Avenue
Suite 325
Marina del Rey, California 90292

            Re:   Post-Effective Amendment No.1 to
                  The Registration Statement No. 333-81338 on Form S-3

Ladies and Gentlemen:

      We have acted as counsel to AdStar, Inc., a Delaware corporation ("AdStar"), in connection with the preparation of Post-Effective Amendment No. 1 to the registration statement on Form S-3 (the "registration statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the sale by the selling stockholders of up to 1,530,000 shares of common stock, par value $.0001 per share (the "common stock"), of AdStar.

      In this regard, we have reviewed the Certificate of Incorporation of AdStar, as amended, resolutions adopted by AdStar's Board of Directors, the registration statement, and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing we are of the opinion that:

      Each share of common stock included in the registration statement has been duly authorized for issuance and is now, or when issued upon exercise of or pursuant to the terms of the instruments which they underlie will be, legally issued, fully paid and non-assessable.

      Members of Morse, Zelnick, Rose & Lander, LLP own, in the aggregate, the following securities: 132,457 shares of AdStar's common stock and warrants to purchase 50,000 shares of AdStar's common stock, all of which are currently exercisable. Stephen A. Zelnick, Esq., a member of Morse, Zelnick, Rose & Lander, LLP, also serves as an outside director on AdStar's Board of Directors.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the registration statement and to the reference to our Firm in the related prospectus under the heading "Legal Matters." In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                           Very truly yours,


                                          /s/ Morse, Zelnick, Rose & Lander, LLP
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                                          Morse, Zelnick, Rose & Lander, LLP